                                                                      EXHIBIT 4
                      THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                                  STOCK OPTION PLAN

SECTION 1.    PURPOSE AND SCOPE

    The purposes of this Plan are to encourage stock ownership by key management employees, officers, directors and consultants of THE ORLANDO PREDATORS ENTERTAINMENT, INC. (herein called the "Company"), to provide an incentive for such individuals to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining key personnel through the grant of options to purchase shares of the Company's common stock.

SECTION 2.    DEFINITIONS

    Unless otherwise required by the context:

    2.1       "Board" shall mean the Board of Directors of the Company.

    2.2 "Company" shall mean The Orlando Predators Entertainment, Inc., a Florida Corporation.

    2.3       "Code" shall mean the Internal Revenue Code of 1986, as amended.

    2.4 "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

    2.5 "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section 6 below.

    2.6 "Participant" shall mean an employee, officer or director of the Company or consultant to the Company to whom an Option is granted under the Plan.

    2.7       "Plan" shall mean this Stock Option Plan.

    2.8 "Stock" shall mean the voting common stock of the Company, no par value.

SECTION 3.    STOCK TO BE OPTIONED

    Subject to the provisions of Sections 11.1 and 11.2 of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 150,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

SECTION 4.    ADMINISTRATION

    The Plan shall be administered by the Board. The Board shall be responsible for the operation of the Plan and shall be responsible for selecting the Participants and determining the extent of participation (including the number of shares and the vesting schedule of the Option rights). The interpretation and construction of any provision of the Plan by the Board shall be final. No member of the Board shall be liable for any action or determination made by him in good faith.

SECTION 5.    ELIGIBILITY

    The Board may grant Options to any key management employee, officer or director of the Company or any consultant of the Company. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board shall determine. Options granted at different times need not contain similar provisions.

SECTION 6.    OPTION PRICE

    The purchase price for Stock under each Option shall be an amount determined by the Board but shall in no event be less than one hundred percent (100%) of the fair market value of the Stock at the time the Option is granted and in no event less than the par value of the Stock. NOTWITHSTANDING THE FOREGOING, THE PURCHASE PRICE FOR STOCK UNDER EACH OPTION GRANTED TO A PARTICIPANT WHO OWNS, DIRECTLY OR INDIRECTLY, AT THE TIME OF THE GRANTING OF AN OPTION [ISO] MORE THAN TEN PERCENT (10%) OF THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF STOCK OF THE COMPANY SHALL BE AN AMOUNT DETERMINED BY THE BOARD BUT SHALL IN NO EVENT BE LESS THAN ONE HUNDRED TEN PERCENT (110%) OF THE FAIR MARKET VALUE OF THE STOCK AT THE TIME THE OPTION IS GRANTED AND IN NO EVENT LESS THAN THE PAR VALUE OF THE STOCK.

SECTION 7.    TERMS AND CONDITIONS OF OPTIONS

    Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by a Grant of Stock Option substantially in the form attached hereto as EXHIBIT "A". In addition, the Board may, in its discretion, include in any Option granted under the Plan a vesting schedule and/or a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company for a period of time and enter into a suitable employment agreement in a form satisfactory to the Company. No such agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time. THE AGGREGATE FAIR MARKET VALUE (DETERMINE AS OF THE DATE THE OPTION IS GRANTED) OF THE STOCK THAT ANY PARTICIPANT MAY PURCHASE UNDER AN OPTION [ISO] IN ANY CALENDAR YEAR PURSUANT TO AN EXERCISE OF AN OPTION [ISO) MAY NOT EXCEED $100,000.

SECTION 8.    RIGHTS IN EVENT OF DEATH

    If a Participant dies without having fully exercised his Options, the personal representatives, trustees, or legatees or heirs, of his estate shall have the right to exercise the Options at any time within the one year anniversary date of the Participant's death, but only to the extent that the Options would otherwise have been exercisable by the Participant; provided, however, that in no event shall the Options be exercisable more than ten years from the date they were granted.

SECTION 9.    NO OBLIGATIONS TO EXERCISE OPTION OR STOCK APPRECIATION RIGHTS

    The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

SECTION 10.   STOCK

    10.1 PARTICIPANT'S INTEREST IN OPTION STOCK. Participant shall have no interest in stock covered by his Option until such Option has been exercised.

    10.2 ISSUANCE OF STOCK. Stock to be delivered to a Participant under the Plan shall be issued in the name of the Participant.

SECTION 11.   MISCELLANEOUS

    11.1      EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

    The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from
(1) a subdivision or consolidation of shares or any other capital adjustment,
(2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 8 to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan.

    11.2      AMENDMENT AND TERMINATION

    The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares of Stock as to which Options have not been granted.
The Board shall not, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect until January 1, 2007. Termination of the Plan shall not affect any Option previously granted.

    11.3      AGREEMENT AND REPRESENTATION OF EMPLOYEES

    Each Participant will be required to:

               (a) Acknowledge that neither the Option nor the shares of Stock to be delivered upon exercise of the Option (collectively, the "Securities") have been registered under the Securities Act of 1933, as amended, or applicable state securities laws.

                (b) Represent that the Options are being, and the Securities will be, acquired and/or purchased for investment and not with a view to their distribution or resale. Each of the Participants shall execute and deliver to the Company (in the form attached hereto as EXHIBIT "B") and on the date of each closing (in the form attached hereto as EXHIBIT "C") an investment letter. Each stock certificate evidencing any of the Common Stock shall, if and when delivered to a Participant, bear on its face a restrictive legend substantially in the following form:

              "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold or otherwise disposed of in the absence of an effective registration statement under that Act or an opinion of counsel satisfactory to the Company that such registration is not required."

    11.4      RESERVATION OF SHARES OF STOCK

          The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

    11.5      EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of April __, 1997.



    11.6      INCORPORATION  OF GRANT OF STOCK OPTION BY REFERENCE

    Grant of any Option created under this Plan, shall be made by a separate Grant of Option attached hereto as EXHIBIT "A". The terms of that grant are hereby incorporated by reference, and the terms of the grant shall in all respects be interpreted in accordance and as part of the Plan. The Board shall interpret and construe the plan and accompanying grant, and its interpretations and determinations shall be conclusive and binding upon the parties hereto and any other parties claiming any interest hereunder, with respect to any issue arising hereunder or under the terms of the grant.

    11.7      GOVERNING LAW

    The validity, construction and interpretation of this instrument shall be exclusively governed by and determined in accordance with the laws of the State of Florida.

                             THE ORLANDO PREDATORS
                             ENTERTAINMENT, INC., a Florida corporation

                             By:
                                  ----------------------------------------

                             Name:
                                    --------------------------------------

                             Title:
                                    --------------------------------------